UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2007

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03 Bankruptcy or Receivership.

On January 12, 2007, Enesco Group, Inc. (the "Company") and certain of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, located in Chicago, Illinois ("Bankruptcy Court"). The Company remains in possession of its assets and properties and continues to operate its business and manage its properties as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 8.01 Other Events.

On January 12, 2007 the Company announced that an affiliate of Tinicum Capital Partners II, L.P. ("Tinicum"), a private investment partnership, has agreed in principle to a financial restructuring for the Company. As part of the restructuring, the Company expects to enter into an asset purchase agreement with Tinicum, which would provide for an affiliate of Tinicum to purchase substantially all of the assets of the Company and to assume certain unsecured liabilities of the Company. After the transaction, the Company expects that substantially all of its assets would be owned by the Tinicum affiliate, a private company. The Company does not anticipate that there will be any distribution to its stockholders for their shares as a result of this transaction. A copy of the Company’s press release announcing the Company’s proposed transaction with Tinicum is filed as Exhibit 99.1 hereto.

The proposed transaction with Tinicum described above is not final, and remains subject to the completion and execution of definitive agreements and receipt of all requisite Bankruptcy Court approvals. There can be no assurances that the Company will be successful in entering into a definitive agreement with Tinicum for the transaction or, if entered into, consummating the transaction.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release, dated January 12, 2007, announcing Enesco Group, Inc.’s Chapter 11 Filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

January 16, 2007	By:	Marie Meisenbach Graul

Name: Marie Meisenbach Graul
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 12, 2007, announcing Enesco Group, Inc.'s Chapter 11 Filing.